Exhibit 99.1
Earnings Release

CubeSmart Reports Second Quarter 2022 Results

MALVERN, PA -- (Globe Newswire) – August 4, 2022 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and six months ended June 30, 2022.

“The rental season got off to a solid start, generating strong performance through the second quarter as all aspects of the operating platform worked effectively to maximize cash flows,” commented President and Chief Executive Officer Christopher P. Marr. “We believe that the demand characteristics created by the attractive demographics of our portfolio position us to perform well through all macroeconomic backdrops.”

Key Highlights for the Second Quarter

●	Reported earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.26.
●	Reported funds from operations (“FFO”) per share, as adjusted, of $0.62.
●	Increased same-store (523 stores) net operating income (“NOI”) 19.0% year over year, driven by 14.0% revenue growth and a 2.5% increase in property operating expenses.
●	Same-store occupancy during the quarter averaged 95.1% and ended the quarter at 95.3%.
●	Closed on one property acquisition for $23.0 million.
●	Opened for operation one development project for a total cost of $21.8 million.
●	Added 35 stores to our third-party management platform during the quarter, bringing our total third-party managed store count to 680.

Financial Results

Net income attributable to the Company’s common shareholders was $58.4 million for the second quarter of 2022, compared with $48.8 million for the second quarter of 2021. EPS attributable to the Company’s common shareholders was $0.26 for the second quarter of 2022, compared with $0.24 for the same period last year.

FFO, as adjusted, was $140.2 million for the second quarter of 2022, compared with $105.4 million for the second quarter of 2021. FFO per share, as adjusted, increased 24.0% to $0.62 for the second quarter of 2022, compared with $0.50 for the same period last year.

Investment Activity

Acquisition Activity

During the three months ended June 30, 2022, the Company acquired one wholly-owned store in Texas for $23.0 million. Subsequent to June 30, 2022, the Company acquired one wholly-owned store in Georgia for $20.7 million. In total for the year through the date of this press release, the Company has acquired three stores for $75.7 million.

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. During the three months ended June 30, 2022, the Company opened for operation one development project in Virginia for a total cost of $21.8 million. The project is in close proximity to an existing store and has been combined with the existing store in our store count, as well as for operational and reporting purposes.

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Earnings Release

As of June 30, 2022, the Company had two joint venture development properties under construction. The Company anticipates investing a total of $78.0 million related to these projects and had invested $37.7 million of that total as of June 30, 2022. Both stores are located in New York and are expected to open at various times between the third quarter of 2022 and the fourth quarter of 2023.

Unconsolidated Real Estate Venture Activity

During the second quarter of 2022, the Company’s joint venture, HVP V, acquired a property located in New Jersey for $33.2 million.

Third-Party Management

As of June 30, 2022, the Company’s third-party management platform included 680 stores totaling 45.9 million rentable square feet. During the three and six months ended June 30, 2022, the Company added 35 stores and 68 stores, respectively, to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio at June 30, 2022 included 523 stores containing approximately million rentable square feet, or approximately of the aggregate rentable square feet of the Company’s 609 consolidated stores. These same-store properties represented approximately of property NOI for the three months ended June 30, 2022.

Same-store physical occupancy as of June 30, 2022 and 2021 was 95.3% and 96.0%, respectively. Same-store revenues for the second quarter of 2022 increased 14.0% and same-store operating expenses increased 2.5% from the same quarter in 2021. Same-store NOI increased 19.0% from the second quarter of 2021 to the second quarter of 2022.

Operating Results

As of June 30, 2022, the Company’s total consolidated portfolio included 609 stores containing 43.9 million rentable square feet and had physical occupancy of 93.6%.

Revenues increased $49.4 million and property operating expenses increased $9.7 million in the second quarter of 2022, as compared to the same period in 2021. Increases in revenues were primarily attributable to increased rental rates on our same-store portfolio as well as revenues generated from property acquisitions and recently opened development properties. Increases in property operating expenses were primarily attributable to a $7.1 million increase from stores acquired or opened in 2021 and 2022 included in our non-same store portfolio as well as increases in expenses from same-store properties primarily related to property taxes.

Interest expense increased from $19.1 million during the three months ended June 30, 2021 to $23.1 million during the three months ended June 30, 2022, an increase of $4.0 million. The increase was attributable to a higher amount of outstanding debt that was used to fund a portion of the Company’s growth. This increase was partially offset by lower interest rates during the 2022 period. The average outstanding debt balance was $3.16 billion during the three months ended June 30, 2022 as compared to $2.25 billion during the three months ended June 30, 2021. The weighted average effective interest rate on our outstanding debt for the three months ended June 30, 2022 and 2021 was 2.91% and 3.41%, respectively.

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Earnings Release

Financing Activity

During the three months ended June 30, 2022, the Company did not sell any common shares of beneficial interest through its at-the-market (“ATM”) equity program. As of June 30, 2022, the Company had 5.9 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On May 17, 2022, the Company declared a quarterly dividend of $0.43 per common share. The dividend was paid on July 15, 2022 to common shareholders of record on July 1, 2022.

2022 Financial Outlook

“Strong second quarter results have further improved our outlook for the balance of 2022 which is reflected in the increases to our same store and FFO guidance ranges,” commented Chief Financial Officer Tim Martin. “Our investment-grade balance sheet is well positioned in this volatile interest rate environment, with 94.6% of our debt fixed and no major debt maturities until 2024.”

The Company estimates that its fully diluted earnings per share for the year will be between $1.05 and $1.09 (previously $0.95 to $1.00), and that its fully diluted FFO per share, as adjusted, for 2022 will be between $2.47 and $2.51 (previously $2.37 to $2.42). Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2022, the same-store pool consists of 523 properties totaling 37.0 million rentable square feet.

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Earnings Release

	Current Ranges for
2022 Full Year Guidance Range Summary	Annual Assumptions			Prior Guidance(1)
Same-store revenue growth	11.50%	to	12.50%	8.75%	to	10.25%
Same-store expense growth	3.50%	to	4.50%	5.50%	to	6.50%
Same-store NOI growth	15.00%	to	16.00%	10.25%	to	11.75%

Acquisition of consolidated operating properties	$100.0M	to	$300.0M	$100.0M	to	$300.0M
New development openings (2)	$54.9M	to	$54.9M	$54.9M	to	$54.9M
Dispositions	$0.0M	to	$50.0M	$0.0M	to	$50.0M
Accretion from Storage West transaction	$0.02	to	$0.03	$0.02	to	$0.03
Dilution from properties in lease-up	$(0.05)	to	$(0.06)	$(0.05)	to	$(0.06)

Property management fee income	$32.0M	to	$33.0M	$30.5M	to	$32.5M
General and administrative expenses	$54.0M	to	$56.0M	$54.0M	to	$56.0M
Interest and loan amortization expense	$98.0M	to	$100.0M	$99.0M	to	$101.0M
Full year weighted average shares and units	227.4M		227.4M	227.6M		227.6M

Earnings per diluted share allocated to common
shareholders	$1.05	to	$1.09	$0.95	to	$1.00
Plus: real estate depreciation and amortization	1.37		1.37	1.37		1.37
Plus: transaction-related expenses	0.05		0.05	0.05		0.05
FFO per diluted share, as adjusted	$2.47	to	$2.51	$2.37	to	$2.42

(1)	Prior guidance as included in our first quarter earnings release dated April 28, 2022.
(2)	Includes Vienna, VA property opened in June at $17.0 million, representing the Company’s contribution.

3rd Quarter 2022 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.29	to	$0.30
Plus: real estate depreciation and amortization	0.35	to	0.35
FFO per diluted share, as adjusted	$0.64	to	$0.65

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, August 5, 2022 to discuss financial results for the three and six months ended June 30, 2022.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.cubesmart.com. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://ige.netroadshow.com/registration/q4inc/11338/cubesmart-second-quarter-2022-earnings-call/.

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Earnings Release

Telephone participants who are unable to pre-register for the conference call may join on the day of the call using 1-844-200-6205 for domestic and Canadian callers and +1-929-526-1599 for international callers using access code 806912.

After the live webcast, the call will remain available on CubeSmart’s website for 15 days. In addition, a telephonic replay of the call will be available through August 19, 2022. The replay numbers are 1-866-813-9403 for domestic and Canadian callers and +1-929-458-6194 for international callers. For callers accessing a telephonic replay, the conference number is 376979.

Supplemental operating and financial data as of June 30, 2022 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2022 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its Consolidated Financial Statements.

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Earnings Release

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

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Earnings Release

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse impacts from the COVID-19 pandemic, other pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	increases in interest rates and operating costs;
●	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	increases in interest rates and operating costs;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;
●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;
●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	cyber security breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or a consequence of natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that affect the markets in which we operate;

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Earnings Release

●	potential environmental and other liabilities;
●	governmental, administrative and executive orders and laws, which could adversely impact our business operations, customer and employee relationships;
●	uninsured or uninsurable losses and the ability to obtain insurance coverage or recovery from insurance against risks and losses;
●	our ability to attract and retain talent in the current labor market;
●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Storage properties	$7,268,162	$7,183,494
Less: Accumulated depreciation	(1,174,746)	(1,085,824)
Storage properties, net (including VIE assets of $162,334 and $149,467, respectively)	6,093,416	6,097,670
Cash and cash equivalents	5,148	11,140
Restricted cash	2,956	2,178
Loan procurement costs, net of amortization	1,826	2,322
Investment in real estate ventures, at equity	114,527	119,751
Assets held for sale	2,315	49,313
Other assets, net	208,611	265,705
Total assets	$6,428,799	$6,548,079

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,770,280	$2,768,209
Revolving credit facility	168,900	209,900
Mortgage loans and notes payable, net	165,305	167,676
Lease liabilities - finance leases	65,771	65,801
Accounts payable, accrued expenses and other liabilities	217,040	199,985
Distributions payable	97,444	97,417
Deferred revenue	40,124	37,144
Security deposits	1,026	1,065
Liabilities held for sale	390	2,502
Total liabilities	3,526,280	3,549,699

Noncontrolling interests in the Operating Partnership	62,393	108,220

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 224,452,547 and 223,917,993 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	2,245	2,239
Additional paid-in capital	4,114,149	4,088,392
Accumulated other comprehensive loss	(531)	(570)
Accumulated deficit	(1,291,916)	(1,218,498)
Total CubeSmart shareholders’ equity	2,823,947	2,871,563
Noncontrolling interests in subsidiaries	16,179	18,597
Total equity	2,840,126	2,890,160
Total liabilities and equity	$6,428,799	$6,548,079

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

REVENUES
Rental income	$216,133	$170,359	$424,504	$332,835
Other property related income	23,861	21,218	46,141	40,522
Property management fee income	8,670	7,670	16,584	14,731
Total revenues	248,664	199,247	487,229	388,088
OPERATING EXPENSES
Property operating expenses	73,472	63,751	144,039	124,979
Depreciation and amortization	79,046	54,139	161,603	107,949
General and administrative	13,725	11,560	28,250	22,476
Total operating expenses	166,243	129,450	333,892	255,404
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(23,055)	(19,112)	(45,879)	(38,346)
Loan procurement amortization expense	(959)	(1,012)	(1,916)	(2,047)
Equity in earnings of real estate ventures	680	316	974	336
Other	(493)	377	(9,656)	1,054
Total other expense	(23,827)	(19,431)	(56,477)	(39,003)
NET INCOME	58,594	50,366	96,860	93,681
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(379)	(1,768)	(671)	(3,317)
Noncontrolling interest in subsidiaries	143	154	324	120
NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$58,358	$48,752	$96,513	$90,484

Basic earnings per share attributable to common shareholders	$0.26	$0.24	$0.43	$0.45
Diluted earnings per share attributable to common shareholders	$0.26	$0.24	$0.43	$0.45

Weighted average basic shares outstanding	224,960	201,414	224,812	200,293
Weighted average diluted shares outstanding	225,895	202,809	225,820	201,527

SECOND QUARTER 2022	PAGE 10

Same-Store Facility Results (523 stores)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2022	2021	Change	2022	2021	Change

REVENUES
Rental income	$184,257	$161,307	14.2%	$362,331	$315,381	14.9%
Other property related income	7,731	7,170	7.8%	14,935	13,354	11.8%
Total revenues	191,988	168,477	14.0%	377,266	328,735	14.8%

OPERATING EXPENSES
Property taxes (1)	20,500	19,183	6.9%	40,701	38,758	5.0%
Personnel expense	12,067	12,175	(0.9)%	24,102	24,408	(1.3)%
Advertising	4,578	5,570	(17.8)%	7,170	8,013	(10.5)%
Repair and maintenance	2,186	1,965	11.2%	3,936	3,658	7.6%
Utilities	4,380	4,039	8.4%	9,456	8,951	5.6%
Property insurance	1,727	1,638	5.4%	3,394	3,145	7.9%
Other expenses	7,208	6,814	5.8%	15,094	14,235	6.0%

Total operating expenses	52,646	51,384	2.5%	103,853	101,168	2.7%

Net operating income (2)	$139,342	$117,093	19.0%	$273,413	$227,567	20.1%

Gross margin	72.6%	69.5%		72.5%	69.2%

Period end occupancy	95.3%	96.0%		95.3%	96.0%

Period average occupancy	95.1%	95.4%		94.3%	94.5%

Total rentable square feet	36,977			36,977

Realized annual rent per occupied square foot (3)	$20.96	$18.30	14.5%	$20.77	$18.05	15.1%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (2)	$139,342	$117,093		$273,413	$227,567
Non same-store net operating income (2)	22,721	6,185		44,666	12,026
Indirect property overhead (4)	13,129	12,218		25,111	23,516
Depreciation and amortization	(79,046)	(54,139)		(161,603)	(107,949)
General and administrative expense	(13,725)	(11,560)		(28,250)	(22,476)
Interest expense on loans	(23,055)	(19,112)		(45,879)	(38,346)
Loan procurement amortization expense	(959)	(1,012)		(1,916)	(2,047)
Equity in earnings of real estate ventures	680	316		974	336
Other	(493)	377		(9,656)	1,054

Net income	$58,594	$50,366		$96,860	$93,681

(1)	For comparability purposes, current year amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($98k and $196k for the three and six months ended June 30, 2022, respectively).
(2)	Net operating income (“NOI”) is a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(4)	Includes property management income earned in conjunction with managed properties.

SECOND QUARTER 2022	PAGE 11

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income attributable to the Company's common shareholders	$58,358	$48,752	$96,513	$90,484

Add:
Real estate depreciation and amortization:
Real property	77,989	52,747	159,492	105,599
Company's share of unconsolidated real estate ventures	2,368	2,014	4,906	3,887
Noncontrolling interests in the Operating Partnership	379	1,768	671	3,317

FFO attributable to common shareholders and OP unitholders	$139,094	$105,281	$261,582	$203,287

Add:
Loss on early repayment of debt (1)	—	133	—	556
Transaction-related expenses (2)	1,138	—	10,546	—

FFO, as adjusted, attributable to common shareholders and OP unitholders	$140,232	$105,414	$272,128	$203,843

Earnings per share attributable to common shareholders - basic	$0.26	$0.24	$0.43	$0.45
Earnings per share attributable to common shareholders - diluted	$0.26	$0.24	$0.43	$0.45
FFO per share and unit - fully diluted	$0.61	$0.50	$1.15	$0.97
FFO, as adjusted per share and unit - fully diluted	$0.62	$0.50	$1.20	$0.98

Weighted average basic shares outstanding	224,960	201,414	224,812	200,293
Weighted average diluted shares outstanding	225,895	202,809	225,820	201,527
Weighted average diluted shares and units outstanding	227,355	210,137	227,408	208,882

Dividend per common share and unit	$0.43	$0.34	$0.86	$0.68
Payout ratio of FFO, as adjusted	69.4%	68.0%	71.7%	69.4%

(1)	For the three and six months ended June 30, 2021, loss on early repayment of debt relates to costs that are included in the Company's share of equity in earnings of real estate ventures.

(2)	For the three months ended June 30, 2022, transaction-related expenses represent severance expenses. For the six months ended June 30, 2022, transaction-related expenses include severance expenses ($10.3 million) and other transaction expenses ($0.2 million). Prior to our acquisition of LAACO, Ltd. on December 9, 2021, the predecessor company entered into severance agreements with certain employees, including members of their executive team. These costs were known to us and the assumption of the obligation to make these payments post-closing was contemplated in our net consideration paid in the transaction. In accordance with GAAP, and based on the specific details of the arrangements with the employees prior to closing, these costs are considered post-combination compensation expenses. Transaction-related expenses are included in the component of other income (expense) designated as Other.

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